UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 8, 2005
Date of Report (Date of earliest event reported)

Greenfield Online, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50698	06-1440369
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 River Road
Wilton, CT 06897
(Address of Principal Executive Offices and Zip Code)

(203) 834-8585
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement

     In connection with our acquisition of Zing Wireless, Inc. (“goZing”), which closed on February 8, 2005, we entered into employment agreements and non-competition agreements with Matthew D. Dusig, Gregg Lavin and Lance Suder, each of whom was an executive officer of goZing prior to the acquisition.

     Pursuant to the terms of their employment agreements, each dated February 8, 2005, Mssrs. Dusig, Lavin and Suder will serve as our Senior Vice President, Corporate Strategy, our Senior Vice President of Online Marketing and our Senior Vice President of West Coast Operations, respectively. Each of these executives will receive a base salary of $200,000 annually and will be eligible for a bonus of up to $160,000 based on certain performance criteria. In addition, each of these executives will receive at a future date (subject to certain stockholder approval requirements being satisfied) an initial grant of options to purchase 50,000 shares of Greenfield Online’s common stock at the fair market value of the common stock on the date of grant. These options will vest according to the following schedule: 2.083% per month during each of the first 12 months following the grant and 12.5% on each subsequent six-month anniversary. Under the terms of the employment agreements, if an executive is terminated without cause, or upon his death or disability, within one year of the effective date of his employment agreement he will have the right to receive his base salary through the end of such one-year period. The employment agreements also provide that for a period of two years after an executive’s termination he may not solicit our employees or customers and may not cause injury to the business relationships between the us or any of our employees and any lessor, lessee, vendor, supplier, customer, distributor, employee, consultant or other business associate. Under the terms of their non-competition agreements, each dated February 8, 2005, the executives have each agreed for a period of three years following the closing of the acquisition of goZing not to: (a) own, manage, operate or control, or be employed by, engage in, or assist others in engaging in, or have a financial interest in, businesses that compete with us; or (b) solicit or hire away any employees or consultants of ours or any of our affiliates.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENFIELD ONLINE, INC.

	By:	/s/ Robert E. Bies

Robert E. Bies
Executive Vice President and Chief Financial Officer

Dated: February 14, 2005

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